UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 26, 2007

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Forum 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   Entry into a Material Definitive Agreement.

As previously reported, on August 9, 2006, Caliper Life Sciences, Inc. (“Caliper”) entered into a Loan and Security Agreement with Silicon Valley Bank (“SVB”/the “Loan and Security Agreement”), which provides a revolving credit facility under which Caliper and certain of Caliper’s subsidiaries may borrow up to an aggregate total of $20 million in the form of revolving loan advances, including up to $5 million in the form of letters of credit.  On February 26, 2007 Caliper and SVB entered into a First Loan Modification Agreement relating to the Loan and Security Agreement (the “First Loan Modification Agreement”).  The First Loan Modification Agreement, among other things, (i) modified the rate of interest payable on amounts outstanding under the Loan and Security Agreement for the month of January, 2007, (ii) modified the “Adjusted Quick Ratio” and “Minimum EBITDA-Cap Ex” financial covenants included in the Loan and Security Agreement, (iii) modified the definition of “Quick Assets” included in the Loan and Security Agreement, and (iv) added a new definition of “Unbilled Account” to the Loan and Security Agreement.  A copy of this First Loan Modification Agreement, attached hereto as Exhibit 10.1, is incorporated herein by reference.

ITEM 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 27, 2007, in response to new NASDAQ listing requirements that mandate that all NASDAQ-listed companies become eligible to participate in the “Direct Registration System” for their outstanding securities, the Board of Directors of Caliper (the “Board”) adopted resolutions providing for certain amendments to Sections 34 and 36(a) of Caliper’s Amended and Restated Bylaws (the “Bylaws”) to clarify that Caliper’s outstanding securities may exist in certificated or uncertificated form.  In addition, the Board adopted a resolution which deleted Article XIV of the Bylaws, which Article XIV had provided Caliper with the authority to make loans and provide other credit support to officers and employees of Caliper.  A copy of the Bylaws, reflecting the amendments adopted by the Board on February 27, 2007, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

(b) Not applicable.

ITEM 9.01.   Financial Statements and Exhibits.

Exhibit No.	Exhibit
3.1	Amended and Restated Bylaws of Caliper Life Sciences, Inc.

10.1

First Loan Modification Agreement dated as of February 26, 2007, by and between Silicon Valley Bank, Caliper Life Sciences, Inc., NovaScreen Biosciences Corporation, Xenogen Corporation, and Xenogen Biosciences Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caliper Life Sciences, Inc.

Date: March 2, 2007	By:	/s/ Thomas T. Higgins
Thomas T. Higgins
Executive Vice President & Chief Financial Officer